UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

NexPoint Diversified Real Estate Trust

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒ No fee required.

☐ Fee paid previously with preliminary materials.

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

DIVERSIFIED REAL ESTATE TRUST

NEXPOINT DIVERSIFIED REAL ESTATE TRUST

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON JUNE 2, 2026

The control number below will allow you to access proxy information online for all your investments connected with this Annual Shareholder Meeting. To access your proxy please logon to:

www.vote.proxyonline.com

YOUR CONTROL NUMBER IS: XXXXXXXXXXXX

Notice is hereby given that an Annual Meeting of Shareholders (the "Annual Meeting") of NexPoint Diversified Real Estate Trust will be held exclusively through a virtual format on Tuesday, June 2, 2026, at 11:00 a.m. Central Time. The purposes of the Annual Meeting are as follows:

1.	To elect seven trustees to serve until the 2027 annual meeting of shareholders.

2.	To approve, on an advisory basis, the compensation of our named executive officers.

3.	To approve the NexPoint Diversified Real Estate Trust 2026 Long Term Incentive Plan.

4.

To approve, in accordance with Section 312.03(c) of the New York Stock Exchange Listed Company Manual and Section 11(g) of the Statement of Preferences of 9.00% Series B Cumulative Redeemable Preferred Shares, the issuance of common shares upon the conversion or redemption of any and all of the 9.00% Series B Cumulative Redeemable Preferred Shares, par value $0.001 per share, liquidation preference $25.00 per share, of the Company purchased by investors in a registered continuous offering, as more fully described in the proxy materials.

5.	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2026.

6.	If properly presented at the annual meeting, to vote on the shareholder proposal presented under the heading “Shareholder Proposal” in the proxy statement.
a.	Please note the board is recommending a vote against the shareholder proposal.

7.	To transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

The Board of Trustees of NexPoint Diversified Real Estate Trust unanimously recommends that you vote in favor of all the proposals listed above except for proposal 6, which the Board of Trustees unanimously recommends you vote against.

If you are a shareholder of record and wish to attend and vote at the Annual Meeting, please email EQ Fund Solutions, LLC (“EQFS”) at attendameeting@equiniti.com with “NXDT” Meeting” in the subject line and provide your full name and address in the body of the email in order to receive the Annual Meeting registration link. If your shares in the Company are held by a financial intermediary, please refer to the notice of annual meeting in the Proxy Statement for additional information on how to access the Annual Meeting. Requests to attend the annual meeting must be received by EQFS no later than 2:00 p.m. Central Time on June 1, 2026. Please vote your shares in accordance with the instructions on this Notice whether or not you attend the Annual Meeting.

This is not a votable ballot. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet and is not a proxy card. We encourage you to access and review all of the important information contained in the proxy materials before voting. The Notice, Proxy Statement and Proxy Card (collectively, the “Proxy Materials”) are available at www.vote.proxyonline.com.

If you should have any questions about this Notice or the Annual Meeting, please call (866) 530-8636.

IF YOU WOULD LIKE TO RECEIVE A PAPER OR ELECTRONIC COPY OF THE PROXY MATERIALS,

PLEASE SEE THE REVERSE SIDE FOR INSTRUCTIONS

REQUEST FOR PROXY MATERIALS

If you would like to receive a paper or e-mail copy of the Proxy Materials, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy using any of the options below. Please be sure to request your copy on or before May 18, 2026, to allow for timely delivery.

SHAREHOLDER PRIVACY: To ensure your privacy there is no personal information required to view or request proxy materials and/or vote. The control number listed above is a unique identifier. It is not linked to your account number nor can it be used in any other manner other than as set forth herein.